APPENDIX A



                                    Annual Fee                     Annual Fee
                                    prior to con-                  after con-
                                    version to a                   version to a
                                    Two-Tiered                     Two-Tiered
                                    Mutual Fund                    Mutual Fund
NAME OF FUND                        Structure                      Structure

The 59 Wall Street
Small Company Fund                  0.15%                              0.125%

The 59 Wall Street
Pacific Basin
Equity Fund                         0.15%                              0.125%

The 59 Wall Street
European Equity
Fund                                0.15%                              0.125%

The 59 Wall Street
U.S. Equity Fund                    0.15%                              0.125%

The 59 Wall Street
Inflation-Indexed
Securities Fund                     0.10%                              0.07%

The 59 Wall Street
International Equity
Fund1                               N/A                                0.125%

The 59 Wall Street
Emerging Markets Equity
Fund2                               N/A                                0.125%

The 59 Wall Street
Mid-Cap Fund3                       N/A                                0.125%


For informational purposes only:


The 59 Wall Street
Money Market Fund                   0.10%                              0.075%

The 59 Wall Street
U.S. Treasury
Money Fund                          0.10%                              0.075%

The 59 Wall Street
Tax Free
Short/Intermediate
Fixed Income Fund                   0.15%                              0.125%

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1Added August 23, 1994.
2Added February 18, 1997
3Added August 19, 1997

WS5170C